EXHIBIT 23



                        Consent Of KPMG Peat Marwick LLP




The Board of Directors
General Mills, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus included in the Registration Statement.




                                        /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
October 5, 1998